EXHIBIT 4.1

THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES TO BE DELIVERED IN CONNECTION HEREWITH AND UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAW. NO SALE, ASSIGNMENT, PLEDGE OR OTHER TRANSFER OF EITHER THIS CONVERTIBLE PROMISSORY NOTE OR ANY SUCH SECURITIES MAY BE MADE EXCEPT PURSUANT TO THE PROVISIONS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN OPINION OF COUNSEL, SATISFACTORY TO MAKER, IS OBTAINED STATING THAT SUCH SALE, ASSIGNMENT, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

$1,500,000.00	February 6, 2015

FOR VALUE RECEIVED, CYTODYN INC., a Colorado corporation (“Maker”), hereby promises to pay to ALPHA VENTURE CAPITAL PARTNERS, L.P. (“Holder”), the aggregate principal amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), together with interest thereon at a fixed simple interest rate of one point two percent (1.2%) per month.

Principal outstanding under this Convertible Promissory Note (this “Note”) shall be due and payable in cash in a single payment on May 5, 2015 (the “Due Date”), and interest shall accrue monthly and be payable in cash on the Due Date, except to the extent that this Note has previously been converted into shares (“Shares”) of Maker’s common stock (the “Common Stock”) as set forth below. Maker shall have a one-time option, exercisable upon written notice to Holder no less than 30 days prior to the Due Date, to extend such Due Date until August 5, 2015. In such case, interest shall be payable in cash monthly in arrears beginning on May 5, 2015, and continuing on each of June 5, 2015, July 6, 2015, and August 5, 2015, in each case except to the extent that this Note has previously been converted into Shares of Common Stock as set forth below. On the Due Date, Holder may, at its sole discretion, accept payment in full in cash from the Maker or else convert this Note, in whole or in part, and purchase additional notes under the terms described in the Subscription and Investor Rights Agreement of even date herewith (the “Subscription Agreement”). If Holder elects to convert in lieu of accepting cash payment hereunder, Holder shall be entitled to an additional 15% warrant award at the date of conversion pursuant to the terms set forth in Section 7.1 of the Subscription Agreement.

In connection with this Note, Holder is entitled, at no additional cost to Holder, to a warrant to purchase 75,000 Shares (the “Warrants,” and together with Shares issuable upon exercise of the Warrants or conversion of this Note, collectively, the “Securities”) at an exercise price of $0.50 per Share, in substantially the form attached hereto as Exhibit A. The Warrants are exercisable at the option of the Holder at any time after February 6, 2015, but not later than February 28, 2020.

On or about September 26, 2014, Maker executed a Convertible Promissory Note (the “2014 Note”) in favor of Holder evidencing Subscriber’s investment of $2 million in the Company (the “Original Investment”). The 2014 Note remains in full force and effect in accordance with the terms thereof.

All or any portion of principal and any related accrued but unpaid interest hereunder may be converted (each, a “Conversion”) at any time by Holder into a number of Shares determined by dividing the converted principal amount and related accrued but unpaid interest by the conversion price of $1.00 per Share (the “Conversion Price”), with the resulting number of Shares to be issued, rounded down to the nearest whole Share, being referred to as the “Conversion Share Number.”

No Conversion hereunder shall be effective unless written notice of the Conversion is given by Holder at least five (5) days prior to such Conversion, in substantially the form attached hereto as Exhibit B; provided, however, that a conversion by Holder pursuant to Section 7.1 of the Subscription Agreement may be effectuated at least three (3) days prior to such conversion. Notwithstanding any conversion hereunder (or any prepayment by Maker) prior to the Due Date, Maker hereby acknowledges and agrees that it shall pay a minimum of three (3) months’ interest on the original principal amount hereof.

The Conversion Price will be subject to adjustment from time to time as provided in clauses (a) through (g) below:

(a) The following definitions shall apply to these adjustment provisions:

“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

“Convertible Securities” shall mean any promissory notes, other evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

“Additional Shares of Common Stock” shall mean any shares of Common Stock issued (or, as provided in clause (d) below, deemed to be issued) by Maker after January 15, 2015, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempt Securities”):

(i) securities issued upon the conversion of any Options or Convertible Securities outstanding on January 15, 2015 or upon conversion of this Note;

(ii) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock as described in clause (b) below;

(iii) shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, Maker for services to Maker pursuant to a plan, agreement or arrangement approved by Maker’s Board of Directors;

(iv) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(v) replacement Options issued in exchange for Options outstanding on January 15, 2015, if any; and

(vi) shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition by Maker of another business by merger, purchase of substantially all of the assets thereof, or other similar reorganization, but only if such issuances are approved by Maker’s Board of Directors.

(b) If Maker at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its Common Stock into a greater number of shares or pays a dividend or makes a distribution to holders of the Common Stock in the form of shares of Common Stock, the Conversion Price in effect for the Common Stock immediately prior to such subdivision shall be proportionately reduced. If Maker at any time combines (by reverse stock split or otherwise) the Common Stock into a smaller number of shares, the Conversion Price in effect for the Common Stock immediately prior to such combination shall be proportionately increased.

(c) Prior to the consummation of any other recapitalization, reorganization, or reclassification of the Common Stock (each, an “Organic Change”), but not a merger or consolidation transaction to which Maker is a party, Maker shall make appropriate provision to ensure that Holder shall thereafter have the right to acquire and receive upon Conversion of this Note the number of shares of stock or other securities or property of the Maker or otherwise, to which Holder would be entitled on such Organic Change if Holder were the holder of the number of Shares into which this Note was convertible on the effective date of the Organic Change. In any such case, appropriate adjustment shall be made in the application of these adjustment provisions with respect to the rights of Holder after the Organic Change to the end that these adjustment provisions will be applicable after the Organic Change to achieve the intent of these adjustment provisions, so as to protect Holder’s Conversion rights.

(d) (i) If Maker, at any time or from time to time after January 15, 2015, shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempt Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(ii) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of clause (e) below, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to Maker upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have resulted had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.

(iii) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempt Securities), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of clause (e) below (either because the consideration per share of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before January 15, 2015), are revised after January 15, 2015, as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to Maker upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto, shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(e) In the event Maker shall, at any time after January 15, 2015, issue (or be deemed to issue) Additional Shares of Common Stock for a consideration per share (calculated as provided in this clause (e) and in clause (f) below) that is less than (X) initially, $.944 per share (subject to adjustment as provided in clause (b) above), and (Y) following the first adjustment pursuant to this clause (e), the Conversion Price in effect immediately prior to such issuance (such consideration per share is hereafter referred to as the “Lower Price”), the Conversion Price then in effect shall be reduced to 90% of the Lower Price (calculated to the nearest cent), provided that the consideration per share shall be calculated as the weighted average price of all Additional Shares of Common Stock issued or deemed to be issued in a single transaction. The consideration per share received by Maker for Additional Shares of Common Stock deemed to have been issued pursuant to clause (d) above shall be determined by dividing (i) the total amount, if any, received or receivable by Maker as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration payable to Maker upon the exercise of such Options or the conversion or exchange of such Convertible Securities, by (ii) the maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities. By way of illustration, the sale of a total of 100,000 shares of Common Stock for $87,500, together with warrants to purchase 25,000 shares of Common Stock at an exercise price of $0.50 per share, would yield a Lower Price of $0.80, such that the Conversion Price would be adjusted to $0.72, with the Lower Price calculated as follows: ($87,500 purchase price for the Common Stock, plus $0 received by Maker as consideration for the issuance of Options, plus $12,500 aggregate amount of additional consideration payable to Maker upon exercise of such Options)/125,000 shares = $0.80 per share.

(f) The consideration received by Maker for the issue of any Additional Shares of Common Stock shall (i) include all cash received (less amounts paid or payable for accrued interest); and (ii) the fair market value of all property (as determined in good faith by Maker’s Board of Directors); and (iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of Maker for consideration which covers both, be the proportion of such consideration so received, as determined in good faith by Maker’s Board of Directors.

(g) Whenever an event occurs requiring any adjustment to be made in the Conversion Price pursuant to these adjustment provisions, Maker will promptly give Holder notice specifying the adjustment and the basis for it.

Maker shall not issue any fractional Shares upon Conversion by Holder of any principal and related accrued but unpaid interest hereunder. With respect to any fraction of a Share resulting from such Conversion, Maker shall issue to Holder a number of Shares rounded down to the nearest whole Share.

If Maker sells all or substantially all of its assets to a third party, merges or consolidates with another entity, or engages in any other transaction with a third party requiring approval of the shareholders of Maker, Maker shall give prompt notice to the Holder, and Holder may immediately convert the principal amount of this Note into Shares at any time prior to the consummation of such transaction.

Maker will not create, incur, assume or permit to exist, or allow any of its subsidiaries to create, incur, assume or permit to exist, any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Maker pursuant to the 2014 Note executed pursuant to the Original Investment and outstanding at the date hereof, including accrued interest thereon from time to time and any extension of the maturity thereof, (b) convertible promissory notes issued to affiliates of Holder or clients of one or more affiliates of Holder, (c) purchase money indebtedness (including capitalized leases) for the acquisition of assets, provided that total new purchase money indebtedness does not exceed $25,000 in any fiscal year without the prior written consent of Holder, or (d) indebtedness or liabilities that are expressly made subordinate and subject in right of payment to the prior payment in cash in full of the principal and unpaid accrued interest on this Note, provided that, so long as no event of default has occurred as specified below, Maker may make payments of accrued interest as required under the terms of any such indebtedness or liabilities, except to the extent such right of payment may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, civil forfeiture, moratorium or similar laws relating to or limiting the rights of creditors generally, or by equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

The occurrence of any of the following shall constitute an event of default hereunder: (i) default in the payment of the principal of or interest on (A) the 2014 Note when the same becomes due and payable, or (B) this Note when the same becomes due and payable; (ii) Maker’s failure to observe or perform any covenant, obligation, condition or agreement contained in (A) any document executed in connection with the Original Investment, or (B) this Note, the agreement evidencing the Warrants, or in the Subscription Agreement, each dated February 6, 2015, which failure shall continue for ten (10) days; (iii) Maker (a) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian for itself or of all or a substantial part of its property, (b) admits in writing its inability to pay its debts generally as they become due, (c) makes a general assignment for the benefit of its creditors, (d) is dissolved or liquidated in full or in part, (e) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts pursuant to any bankruptcy, insolvency or other similar law now or hereafter in effect or consents to any such relief or to the appointment of or taking possession of its property by any official in such a proceeding, or (f) takes any action for the purpose of effecting any of the foregoing; or (iv) proceedings for the appointment of a receiver, trustee, liquidator or custodian of Maker or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Maker or the debts thereof pursuant to any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

Upon the occurrence of an event of default, or at any time thereafter during the continuance of any such event, the Holder may, with or without notice to the Maker, declare this Note to be forthwith due and payable, whereupon this Note and the indebtedness evidenced hereby shall forthwith be due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any other instrument executed in connection with or securing this Note to the contrary notwithstanding. If the Due Date of this Note is accelerated as provided above, the Holder may convert the principal portion of this Note into Shares at any time prior to the payment of such principal amount.

If this Note or any interest hereon becomes due and payable on Saturday, Sunday or other day on which commercial banks are authorized or permitted to close under the laws of the State of Florida, the maturity of this Note shall be extended to the next succeeding business day.

Maker may elect to prepay, on or before the Due Date, all or any portion of the outstanding principal balance under this Note, together with accrued but unpaid interest, by wire transfer or other cash equivalent acceptable to Maker; provided, however, for any such prepayment, Maker must first give Holder at least ten (10) days’ prior notice of such prepayment and, during such time, Holder may elect in writing to effect a Conversion of all or a portion of such principal balance, together with any accrued but unpaid interest so desired to be prepaid by Maker, into Shares as provided herein.

If the payment of principal or interest or both is more than five (5) days late, any unpaid balance on this Note, including accrued but unpaid interest, shall thereafter accrue interest at the default rate of fifteen percent (15%) per annum until paid in full.

Payments shall be credited first to accrued interest then due and payable and the remainder applied to principal.

This Note and the Securities to be issued in connection herewith and upon Conversion hereof may not be offered, sold or otherwise disposed of except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). Upon Conversion of this Note, the Holder hereof will be required to confirm in writing, by executing the form attached as Schedule 1 to Exhibit B hereto, that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale. This Note and all Shares issued upon Conversion hereof or upon the exercise of the Warrants (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR SUCH OTHER APPLICABLE LAWS.”

With respect to any offer, sale or other disposition of this Note or any Securities to be issued in connection herewith prior to registration of such Note or Securities, the Holder hereof and each subsequent Holder of this Note will be required to give written notice to the Maker prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder’s counsel reasonably acceptable to the Maker’s counsel, if such opinion is reasonably requested by the Maker, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Securities Act as then in effect or any federal or state law then in effect) of this Note or such Securities and indicating whether or not under the Securities Act this Note or certificates for such Securities to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with applicable law. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Maker, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Note or such Securities, all in accordance with the terms of the notice delivered to the Maker. If a determination has been made pursuant to this paragraph that the opinion of counsel for the Holder is not reasonably satisfactory to the Maker, the Maker shall so notify the Holder promptly after such determination has been made and neither this Note nor any Securities shall be sold or otherwise disposed of until such disagreement has been resolved. The foregoing notwithstanding, this Note or such Securities may as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 under the Securities Act, provided that the Maker shall have been furnished with such information as the Maker may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied. This Note and each certificate representing the Securities thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the Holder, reasonably acceptable to the Maker, such legend is not required in order to ensure compliance with such laws. The Maker may issue stop transfer instructions to its transfer agent or, if acting as its own transfer agent, the Maker may stop transfer on its corporate books, in connection with such restrictions.

Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

This Note is not transferable or assignable by the Maker without the consent of the Holder. Prior to the Due Date, this Note may not be transferred or assigned by the Holder without the consent of the Maker. If this Note is collected by law or through an attorney at law, or under advice therefrom, the Maker agrees to pay all costs of collection, including reasonable attorneys’ fees. Reasonable attorneys’ fees are defined to include, but not be limited to, all fees incurred in all matters of collection and enforcement, trial proceedings and appeals, as well as appearances in and connected with any bankruptcy proceedings or creditors’ reorganization or similar proceedings and any post judgment collection efforts.

Any failure to exercise any right, remedy or recourse hereunder shall not be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by the Holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to a subsequent event.

In no event shall the amount of interest due or payments in the nature of interest payable hereunder exceed the maximum rate of interest allowed by applicable law, as amended from time to time, and in the event any such payment is paid by the Maker or received by the Holder, then such excess sum shall be credited as a payment of principal, unless the Maker shall notify the Holder, in writing, that the Maker elects to have such excess sum returned to the Maker forthwith.

The Maker hereby waives all and every exemption secured to it by the laws and constitution of the State of Florida, and of any other state. The Maker hereby waives demand, presentment, protest, notice of nonpayment or dishonor, and any other notice required by law and agrees that its obligation hereunder shall not be affected by any renewal or extension of the time of payment hereof, or by any indulgences.

This Note shall be governed by and construed in accordance with the laws of the State of Florida applicable to debts and obligations incurred and to be paid solely in such jurisdiction. This Note may not be modified or amended and no provision hereof may be waived except by a written instrument executed by the parties to be bound thereby.

CYTODYN INC.

By:	/s/ Nader Pourhassan
Nader Pourhassan
President and Chief Executive Officer

EXHIBIT A

FORM OF WARRANT

Warrant Number A-2

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAW (“APPLICABLE STATE SECURITIES LAW”). THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW. THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNLESS A REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE SECURITIES ACT IS EFFECTIVE, AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAW ARE AVAILABLE. NO TRANSFER OF ANY INTEREST IN THIS WARRANT OR THE SECURITIES PURCHASABLE UPON EXERCISE MAY BE EFFECTED WITHOUT FIRST SURRENDERING THIS WARRANT OR SUCH SECURITIES, AS THE CASE MAY BE, TO THE COMPANY OR ITS TRANSFER AGENT, IF ANY.

Warrant to Purchase

Shares of

Common Stock

As Herein Described

February 6, 2015

WARRANT TO PURCHASE COMMON STOCK OF

CYTODYN INC.

This is to certify that, for value received, ALPHA VENTURE CAPITAL PARTNERS, L.P., or a proper assignee (the “Holder”), is entitled to purchase up to a total of 75,000 shares (“Warrant Shares”) of common stock, no par value per share (the “Common Stock”), of CytoDyn Inc., a Colorado corporation (the “Company”), subject to the provisions of this Warrant Number A-2, from the Company. This Warrant shall be exercisable at Fifty Cents ($0.50) per share (the “Exercise Price”). This Warrant also is subject to the following terms and conditions:

1. Exercise and Payment; Exchange.

1.1 Exercise of Warrant. This Warrant may be exercised in whole or in part at any time from and after the date hereof (the “Commencement Date”) through 5:00 p.m., Pacific time, on February 28, 2020 (the “Expiration Date”), at which time this Warrant shall expire and become void, but if such date is a day on which federal or state chartered banking institutions located in the State of Florida are authorized to close, then on the next succeeding day which shall not be such a day. Unless the Holder elects to exercise the Warrant by having the Company withhold shares of Common Stock in lieu of paying the Exercise Price in cash (a “Cashless Exercise”), exercise shall be by presentation and surrender to the Company, or at the office of any transfer agent designated by the Company (the “Transfer Agent”), of (i) this Warrant, (ii) the attached exercise form properly executed, and (iii) a certified or official bank check for the Exercise Price for the number of Warrant Shares specified in the exercise form. If the Holder has elected a Cashless Exercise, the Holder shall surrender in payment of the Exercise Price, shares of Common Stock equal in value to the Exercise Price by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

		X =	Y (A – B)
A

Where:	X =	The number of shares of Common Stock to be issued to the Holder pursuant to the Cashless Exercise

	Y =	The number of shares of Common Stock in respect of which the Cashless Exercise election is made

	A =	The fair market value of one share of Common Stock at the time the Cashless Exercise election is made

	B =	The Exercise Price (as adjusted to the date of the Cashless Exercise)

For purposes of this Section 1.1, the fair market value of one share of Common Stock as of a particular date shall be determined as provided in Section 3 below.

If this Warrant is exercised in part only, the Transfer Agent shall, upon surrender of the Warrant, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the remaining number of Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant and the exercise form properly completed, accompanied by payment as aforesaid, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder; the Company shall deliver certificates representing the Warrant Shares to the Holder as promptly as practicable after receipt of all required documents and payment.

1.2 Conditions to Exercise or Exchange. The restrictions in Section 7 shall apply, to the extent applicable by their terms, to any exercise or exchange of this Warrant permitted by this Section 1.

2. Reservation of Shares. The Company shall, at all times until the expiration of this Warrant, reserve for issuance and delivery upon exercise of this Warrant the number of Warrant Shares which shall be required for issuance and delivery upon exercise of this Warrant.

3. Fractional Interests. The Company shall not issue any fractional shares or scrip representing fractional shares upon the exercise or exchange of this Warrant. With respect to any fraction of a share resulting from the exercise or exchange hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current fair market value per share of Common Stock, determined as follows:

3.1 If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, the current fair market value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange;

3.2 If the Common Stock is not so listed or admitted to unlisted trading privileges or quoted on a national securities exchange, the current fair market value shall be the mean of the last bid and asked prices reported on the last business day prior to the date of the exercise of this Warrant by the OTC Markets Group, Inc.; or

3.3 If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current fair market value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Company in good faith.

4. No Rights as Shareholder. This Warrant shall not entitle the Holder to any rights as a shareholder of the Company, either at law or in equity. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

5. Adjustments in Number and Exercise Price of Warrant Shares.

5.1 The number of shares of Common Stock for which this Warrant may be exercised and the Exercise Price therefor shall be subject to adjustment as follows:

(a) If the Company is recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares, the number of shares of Common Stock for which this Warrant may be exercised shall be increased or reduced, as of the record date for such recapitalization, in the same proportion as the increase or decrease in the outstanding shares of Common Stock, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all of the Warrant Shares issuable hereunder immediately after the record date for such recapitalization shall equal the aggregate amount so payable immediately before such record date.

(b) If the Company declares a dividend on Common Stock payable in Common Stock or securities convertible into Common Stock, the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date for such dividend shall equal the aggregate amount so payable immediately before such record date.

(c) If the Company distributes to holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any shares of its Common Stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or securities convertible into Common Stock), the Company shall give written notice to the Holder of any such distribution at least fifteen (15) days prior to the proposed record date in order to permit the Holder to exercise this Warrant on or before the record date. There shall be no adjustment in the number of shares of Common Stock for which this Warrant may be exercised, or in the Exercise Price, by virtue of any such distribution.

(d) If the Company offers rights or warrants generally to the holders of Common Stock which entitle them to subscribe to or purchase additional Common Stock or securities convertible into Common Stock, the Company shall give written notice of any such proposed offering to the Holder at least fifteen (15) days prior to the proposed record date in order to permit the Holder to exercise this Warrant on or before such record date. There shall be no adjustment in the number of shares of Common Stock for which this Warrant may be exercised, or in the Exercise Price, by virtue of any such distribution.

(e) If the event, as a result of which an adjustment is made under paragraph (a) or (b) above, does not occur, then any adjustments in the Exercise Price or number of shares issuable that were made in accordance with such paragraph (a) or (b) shall be adjusted to the Exercise Price and number of shares as were in effect immediately prior to the record date for such event.

5.2 In the event of any reorganization or reclassification of the outstanding shares of Common Stock (other than a change in par value or from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination) or in the event of any consolidation or merger of the Company with another entity after which the Company is not the surviving entity, at any time prior to the expiration of this Warrant, upon subsequent exercise of this Warrant the Holder shall have the right to receive the same kind and number of shares of common stock and other securities, cash or other property as would have been distributed to the Holder upon such reorganization, reclassification, consolidation or merger had the Holder exercised this Warrant immediately prior to such reorganization, reclassification, consolidation or merger, appropriately adjusted for any subsequent event described in this Section 5. The Holder shall pay upon such exercise the Exercise Price that otherwise would have been payable pursuant to the terms of this Warrant. If any such reorganization, reclassification, consolidation or merger results in a cash distribution in excess of the then applicable Exercise Price, the holder may, at the Holder’s option, exercise this Warrant without making payment of the Exercise Price, and in such case the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full, and in making settlement to the Holder, shall deduct an amount equal to the Exercise Price from the amount payable to the Holder. In the event of any such reorganization, merger or consolidation, the corporation formed by such consolidation or merger or the corporation which shall have acquired the assets of the Company shall execute and deliver a supplement hereto to the foregoing effect, which supplement shall also provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Warrant.

5.3 If the Company shall, at any time before the expiration of this Warrant, dissolve, liquidate or wind up its affairs, the Holder shall have the right to receive upon exercise of this Warrant, in lieu of the shares of Common Stock of the Company that the Holder otherwise would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to the Holder upon any such dissolution, liquidation or winding up with respect to such Common Stock receivable upon exercise of this Warrant on the date for determining those entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the Exercise Price provided by this Warrant, the Holder may, at the Holder’s option, exercise this Warrant without making payment of the Exercise Price and, in such case, the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full and, in making settlement to the Holder, shall deduct an amount equal to the Exercise Price from the amount payable to the Holder.

6. Notices to Holder. So long as this Warrant shall be outstanding (a) if the Company shall pay any dividends or make any distribution upon the Common Stock otherwise than in cash or (b) if the Company shall offer generally to the holders of Common Stock the right to subscribe to or purchase any shares of any class of Common Stock or securities convertible into Common Stock or any similar rights or (c) if there shall be any capital reorganization of the Company in which the Company is not the surviving entity, recapitalization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or other transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company, then in such event, the Company shall cause to be mailed to the Holder, at least thirty (30) days prior to the relevant date described below (or such shorter period as is reasonably possible if thirty (30) days is not reasonably possible), a notice containing a description of the proposed action and stating the date or expected date on which a record of the Company’s shareholders is to be taken for the purpose of any such dividend, distribution of rights, or such reclassification, reorganization, consolidation, merger, conveyance, lease or transfer, dissolution, liquidation or winding up is to take place and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event.

7. Transfer, Exercise, Exchange, Assignment or Loss of Warrant, Warrant Shares or Other Securities.

7.1 This Warrant may be transferred, exercised, exchanged or assigned (“transferred”), in whole or in part, subject to the following restrictions. This Warrant and the Warrant Shares or any other securities (“Other Securities”) received upon exercise of this Warrant shall be subject to restrictions on transferability until registered under the Securities Act of 1933, as amended (the “Securities Act”), unless an exemption from registration is available. Until this Warrant and the Warrant Shares or Other Securities are so registered, this Warrant and any certificate for Warrant Shares or Other Securities issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, stating that this Warrant and the Warrant Shares or Other Securities may not be sold, transferred or otherwise disposed of unless, in the opinion of counsel satisfactory to the

Company, which may be counsel to the Company, this Warrant, the Warrant Shares or Other Securities may be transferred without such registration. This Warrant and the Warrant Shares or Other Securities may also be subject to restrictions on transferability under applicable state securities or blue sky laws.

7.2 Until this Warrant, the Warrant Shares or Other Securities are registered under the Securities Act, the Company may require, as a condition of transfer of this Warrant, the Warrant Shares, or Other Securities, that the transferee (who may be the Holder in the case of an exercise or exchange) represent that the securities being transferred are being acquired for investment purposes and for the transferee’s own account and not with a view to or for sale in connection with any distribution of the security.

7.3 Any transfer permitted hereunder shall be made by surrender of this Warrant to the Company or to the Transfer Agent at its offices with a duly executed request to transfer the Warrant, which shall provide adequate information to effect such transfer and shall be accompanied by funds sufficient to pay any transfer taxes applicable. Upon satisfaction of all transfer conditions, the Company or Transfer Agent shall, without charge, execute and deliver a new Warrant in the name of the transferee named in such transfer request, and this Warrant promptly shall be cancelled.

7.4 Upon receipt by the Company of evidence satisfactory to it of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of reasonable satisfactory indemnification, or, in the case of mutilation, upon surrender of this Warrant, the Company will execute and deliver, or instruct the Transfer Agent to execute and deliver, a new Warrant of like tenor and date, and any such lost, stolen or destroyed Warrant thereupon shall become void.

8. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company with respect to the issuance of the Warrant as follows:

8.1 Experience. The Holder has substantial experience in evaluating and investing in securities in companies similar to the Company so that such Holder is capable of evaluating the merits and risks of such Holder’s investment in the Company and has the capacity to protect such Holder’s own interests.

8.2 Investment. The Holder is acquiring this Warrant (and the Warrant Shares issuable upon exercise of this Warrant) for investment for such Holder’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Holder understands that this Warrant (and the Warrant Shares issuable upon exercise of the Warrant) have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Holder’s representations as expressed herein.

8.3 Held Indefinitely. The Holder acknowledges that this Warrant (and the Warrant Shares issuable upon exercise of this Warrant) must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.

8.4 Accredited Holder. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

8.5 Legends. The Holder understands and acknowledges that the certificate(s) evidencing the securities issued by the Company will be imprinted with a restrictive legend as referenced in Section 7.1 above.

8.6 Access to Data. The Holder has had an opportunity to discuss the Company’s business, management, and financial affairs with the Company’s management and the opportunity to review the Company’s facilities and business plans. The Holder has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction.

8.7 Authorization. This Warrant and the agreements contemplated hereby, when executed and delivered by the Holder, will constitute a valid and legally binding obligation of the Holder, enforceable in accordance with their respective terms.

8.8 Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by such Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Warrant or any transaction contemplated hereby.

9. Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person or mailed, certified, return-receipt requested, postage prepaid to the address set forth on the signature page below. Any party hereto may from time to time, by written notice to the other parties, designate a different address, which shall be substituted for the one specified below for such party. If any notice or other document is sent by certified or registered mail, return receipt requested, postage prepaid, properly addressed as aforementioned, the same shall be deemed served or delivered seventy-two (72) hours after mailing thereof. If any notice is sent by fax or email to a party, it will be deemed to have been delivered on the date the fax or email thereof is actually received, provided the original thereof is sent by certified mail, in the manner set forth above, within twenty-four (24) hours after the fax or email is sent.

10. Amendment. Any provision of this Warrant may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

11. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Florida and any dispute hereunder shall be brought in state or Federal court in Polk County, Florida.

IN WITNESS WHEREOF, the Company and the Holder have executed this Warrant on the respective dates set forth below.

CYTODYN INC.		HOLDER

By:		ALPHA VENTURE CAPITAL PARTNERS, L.P.
Name:	Nader Pourhassan
Title:	President and Chief Executive Officer	By:	Alpha Venture Capital Management, LLC General Partner

By:
Date:			Name:	Carl Dockery
			Title:	Manager

Address:	1111 Main Street, Suite 660
	Vancouver, Washington 98660	Date:

		Address:	2026 Crystal Wood Drive Lakeland, Florida 33806-2477

Mailing Address:	P.O. Box 2477 Lakeland, FL 33806-2477

FORM OF EXERCISE

To be executed upon exercise of Warrant

(please print)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Number A-2 certificate, to purchase              shares of common stock, no par value per share (“Common Stock”) of CytoDyn Inc. (the “Company”) and herewith tenders payment for such shares of Common Stock to the order of the Company the amount of $0.50 per share in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of                                  whose address is                                     . If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the shares of Common Stock be registered in the name of                             , whose address is                                     , and that such Warrant Certificate be delivered to                                 , whose address is                                         .

Representations of the undersigned.

a)	The undersigned acknowledges that the undersigned has received, read and understood the Warrant and agrees to abide by and be bound by its terms and conditions.

b)	(i) The undersigned has such knowledge and experience in business and financial matters that the undersigned is capable of evaluating the Company and the proposed activities thereof, and the risks and merits of this prospective investment.

[    ]  YES            [    ]   NO

(ii) If “No”, the undersigned is represented by a “purchaser representative,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

[    ]  YES            [    ]   NO

c)	(i) The undersigned is an “accredited investor,” as that term is defined in the Securities Act.

[    ]  YES            [    ]   NO

(ii) If “Yes,” the undersigned comes within the following category of that definition (check one and complete the blanks as applicable):

[ ]

1. The undersigned is a natural person whose present net worth (or whose joint net worth with his or her spouse), excluding the value of the undersigned’s primary residence, exceeds $1,000,000. For purposes of calculating the undersigned’s present net worth, the undersigned has included the following as liabilities: (i) any indebtedness that is secured by

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the undersigned’s primary residence in excess of the estimated fair market value of the undersigned’s primary residence at the time of the sale of the shares, and (ii) any incremental debt secured by the undersigned’s primary residence that was incurred in the 60 days before the sale of the shares, other than as a result of the acquisition of the undersigned’s primary residence.

[ ]	2. The undersigned is a natural person who had individual income in excess of $200,000 in each of the last two years or joint income with the undersigned’s spouse in excess of $300,000 during such two years, and the undersigned reasonably expects to have the same income level in the current year.

[ ]	3. The undersigned is an officer or director of the Company.

[ ]	4. The undersigned is a corporation or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

[ ]	5. The undersigned is a trust with total assets in excess of $5,000,000 whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

[ ]	6. The undersigned is an entity, all of whose equity owners are accredited investors under paragraphs 1, 2, 3, 4 or 5, above.

d)	The undersigned understands that the shares purchased hereunder have not been registered under the Securities Act, in reliance upon the exemption from the registration requirements under the Securities Act pursuant to Section 4(a)(2) of the Securities Act; and, therefore, that the undersigned must bear the economic risk of the investment for an indefinite period of time since the securities cannot be sold, transferred or assigned to any person or entity without compliance with the provisions of the Securities Act.

Submitted by:	Accepted by CytoDyn Inc.:

By:	By:
Date:	Date:
SS/Tax ID:	Tax ID:
Telephone:
Email:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

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EXHIBIT B

NOTICE OF CONVERSION

(please print)

To:	CYTODYN INC.

1. In accordance with the terms of that certain Convertible Promissory Note issued by CYTODYN INC. to ALPHA VENTURE CAPITAL PARTNERS, L.P., on February 6, 2015 (the “Note”), the undersigned hereby elects to convert $             of the principal amount of the Note, together with any related accrued but unpaid interest, into Shares.

2. Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3. The undersigned represents that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such Shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Schedule 1.

4. All capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Note.

(Signature)

(Date)

Contact telephone:

Email:

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SCHEDULE 1

INVESTMENT REPRESENTATION STATEMENT

Purchaser:	ALPHA VENTURE CAPITAL PARTNERS, L.P.
Company	CYTODYN INC.
Security:	Common Stock
Amount:
Date:

In connection with the purchase of the above-listed securities (the “Shares”) pursuant to that certain Convertible Promissory Note issued by CYTODYN INC. to the Purchaser set forth above, on February 6, 2015 (the “Note”), Purchaser represents to the Maker as follows:

(a)	The Purchaser is aware of the Maker’s business affairs and financial condition, and has acquired information about the Maker sufficient to reach an informed and knowledgeable decision to acquire the Shares. The Purchaser is acquiring the Shares for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act. The Purchaser is an “accredited investor” as that term is defined in Securities and Exchange Commission Rule 501(a) of Regulation D.

(b)	The Purchaser understands that the Shares have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein.

(c)	The Purchaser further understands that the Shares must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws, or unless exemptions from registration are otherwise available.

(d)	The Purchaser is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired by non-affiliates of the issuer thereof, directly or indirectly, from the issuer (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things, the availability of certain public information about the Maker and the resale occurring not less than six (6) months after the party has purchased and paid for the securities to be sold.

(e)	The Purchaser further understands that at the time Purchaser wishes to sell the Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Maker may not have filed all reports and other materials required under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, other than Form 8-K reports, during the preceding 12 months, and that, in such event, because the Maker used to be a “shell company” as contemplated under Rule 144(i), Rule 144 will not be available to the Purchaser.

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(f)	The Purchaser further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

All capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Note.

Purchaser:

Date:

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